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                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

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CCA INDUSTRIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
JUNE 25, 2008

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of CCA INDUSTRIES, INC., a Delaware corporation (hereinafter, the “Company”) will be held on June 25, 2008 , at 2 pm, in the boardroom of the American Stock Exchange, 86 Trinity Place, New York, NY, for the following purposes:

Management Proposals

1.	To elect directors to serve on the Board of Directors for the ensuing year.

2.	To ratify the appointment of KGS LLP, (“KGS”) as the Company’s independent certified public accountants for the fiscal year ending November 30, 2008.

     Such other business, if any, as may properly come before the meeting or any adjournment thereof, shall also be considered.

     The identified proposals are more fully described, and related information is presented, in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on May 15, 2008 are entitled to notice of the meeting, and to vote at the meeting and at any continuation or adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Ira W. Berman
Chairman of the Board

East Rutherford NJ
May 15, 2008

     WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES AND IN THE ENVELOPE PROVIDED THEREFOR.

CCA INDUSTRIES, INC.
East Rutherford, New Jersey 07073
www.ccaindustries.com
PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Directors of CCA INDUSTRIES, INC., a Delaware corporation (hereinafter, the “Company”), for use at its Annual Meeting of Shareholders to be held on June 25, 2008, at 2 pm, in the boardroom of the American Stock Exchange, 86 Trinity Place, New York, NY. Shareholders of record on May 15, 2008 will be entitled to vote.

     The Company intends to mail this Proxy Statement and the Company’s Annual Report for the 2007 fiscal year, on or about May 18, 2008.

I. GENERAL

     A. VOTING

     The Company, as provided in and by its Certificate of Incorporation, has two authorized classes of common stock, denominated Common Stock and Class A Common Stock, and one authorized class of preferred stock, denominated Preferred Stock.

     On April 5, 2008, there were 6,086,740 shares of Common Stock and 967,702 shares of Class A Common Stock outstanding.

     At the date of this statement, no Preferred Stock is issued, and the Board has no pending negotiation or plan concerning any expected issuance of Preferred Stock.

     Owners of Common Stock and owners of Class A Common Stock are entitled to one vote for each share of stock held, and the voting and other rights of each class are equivalent except in respect to the election of directors.

     In respect to the election of directors, the Class A Common Stock shareholders have the right to elect four directors and the Common Stock shareholders have the right to elect three.

     A quorum, counting proxies and shares represented in person, is necessary to the voting upon proposals proposed by Management, and other business that may properly come before the Annual Meeting. Fifty percent (50%) of all outstanding shares constitutes a quorum for all purposes of the annual meeting. In respect thereof, fifty percent (50%) of the outstanding shares of Common Stock is a quorum for the election of directors to be elected by the holders of Common Stock, and Fifty percent (50%) of the outstanding shares of Class A Common Stock is a quorum for the election of directors to be elected by holders of Class A Common Stock.

     Nonvoting of shares (whether by abstention, broker non-vote or otherwise), other than the potential effect of denying a quorum, has no impact on voting.

     B. SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND 5% OWNERS

The following table sets forth certain information regarding the ownership of the Company’s Common Stock and Class A Common Stock as of April 30, 2008 by (i) all those known by the company to be owners of as much as five (5%) percent of the outstanding shares of Common Stock and/or Class A Common Stock, (ii) Each Officer and Director, and (iii) Officers and Directors as a group. Moreover, it presents individual ownership of “Option Shares,” and the aggregate Option Shares ownership of Officers and Directors (with Option Shares representing the number of shares purchasable upon exercise of options exercisable within 90 days). Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares owned (subject to community property laws, where applicable), and is the beneficial owner of them.

				Ownership
				Percentage of
				All Shares
				Outstanding/
	Number of Shares Owned			Assuming
		Class A		Ownership
Name and Address	Common Stock	Common Stock	Option Shares	Option Shares Exercise.

David Edell	146,609	484,615	25,000	8.9%/9.3%
c/o CCA Industries, Inc.

Ira W. Berman	160,533	483,087	25,000	9.1%/9.5%
c/o CCA Industries, Inc.

Drew Edell	98,108	-	15,000	1.4%/1.6%
c/o CCA Industries, Inc.

Dunnan Edell	93,058	-	15,000	1.3%/1.5%
c/o CCA Industries, Inc.

Jack Polak	53,254	-	-	0.8%/0.8%
c/o CCA Industries, Inc.

Stanley Kreitman	14,200	-	-	0.2%/0.2%
c/o CCA Industries, Inc.

Seth Hamot (See Note 1)	574,300	-	-	8.1%/8.1%
c/o Costa Brava Partnership III, L.P.

Robert Lage	-	-	-	0.0/0.0%
c/o CCA Industries, Inc.

Steve Heit	1,000	-	-	0.0%/0.0%
c/o CCA Industries, Inc.

John Bingman	-	-	10,000	0.0%/0.1%
c/o CCA Industries, Inc.

Officers & Directors	1,141,062	967,702	90,000	29.9%/31.2%
As a Group (10 persons)

Table Notes

     The numbers shown as “Option Shares” assume that the unexercised options, exercisable within 90 days have been exercised (and, that subject shares, not actually owned, are actually owned). The percentage ownership figure, “Assuming Ownership-Option Shares,” exercises aggregates the assumptions for the group of Officers and Directors and, for each individual owner, presents a measurement which assumes that the particular individual has exercised such options and purchased subject shares, but that no other owner of such options has “exercised and purchased.” The category “as a group” assumes exercise of all unexercised options by table-represented parties. See Section IV with reference to the options outstanding.

     David Edell and Ira Berman own all of the outstanding shares of Class A Common Stock.

     Messrs. David Edell, Dunnan Edell, and Ira W. Berman were officers and directors in fiscal 2007. Messrs. Stephen Heit, John Bingman and Drew Edell are officers. Messrs. Polak, Kreitman, Hamot and Lage are directors.

     (Note 1) Includes 574,300 shares beneficially owned by Costa Brava Partnership III L.P. The principal business of Costa Brava Partnership III L.P. is to make investments in, buy, sell, hold, pledge and assign securities. The principal business of Roark, Rearden and Hamot Capital Management, LLC is to act as general partner of Costa Brava Partnership III L.P. The principal business address is 420 Boylston Street, Boston, MA 02116. Seth W. Hamot is the president of Roark, Rearden & Hamot Capital Management, LLC, which is the general partner of Costa Brava Partnership III L.P.

D. EXECUTIVE COMPENSATION

          i. Summary Compensation Table

     The following table summarizes compensation earned in the 2007, 2006 and 2005 fiscal years by the the Chief Executive Officer, the Chief Financial Officer, and the three most highly compensated executive officers (the "Named Officers").

Annual Compensation

Name and Principal Position	Year	Salary	Bonus (I)	Other (II)

David Edell,	2007	$794,173	$532,807	$44,155
Chief Executive	2006	737,001	556,410	41,193
Officer (III)	2005	695,738	510,857	28,976

Ira. W. Berman,	2007	$794,173	$532,807	$40,699
Secretary	2006	737,001	556,410	31,718
Executive Vice President	2005	695,738	510,857	30,256
Chairman of the Board of Directors (III)

Dunnan Edell,	2007	$355,962	$120,000	$11,060
President & Chief	2006	300,000	120,000	9,155
Operating Officer	2005	300,000	120,000	12,317

Stephen Heit	2007	$229,327	$ 30,000	$ 8,081
Chief Financial Officer	2006	211,538	30,000	7,972
& Executive Vice President	2005(ii)	110,000	15,000	3,721

Drew Edell	2007	$279,904	$ 60,000	$10,008
Executive Vice President,	2006	250,000	60,000	9,188
Research & Development	2005	243,269	60,000	8,861

(i)	Bonus amounts represents amounts earned in each respective fiscal year, not necessarily paid in each year.

(ii)

Includes the personal-use value of Company-leased automobile, the value of Company- provided life insurance, and health insurance that is made available to all employees. The employment of Edell/Berman provides that they may receive an additional reimbursement for a complete physical examination and reimbursement of up to $5,000 of medical expenses for each employment or consulting period. The Company also pays for a life insurance policy owned by Edell/Berman, with a face value of $750,000 for each policy, as per their respective employment agreements. The employment of Edell/Berman provides that in the event of death within the employment and consulting periods, the Company is obligated for two successive years to pay the executive’s estate an amount equal to the annual base salary and bonus.

(iii)	The Company lost eligibility for the corporate tax deduction of approximately $645,726 of officers’ compensation in accordance with Internal Revenue Service rules.

(ii)	Fiscal 2007 Option Grants and Option Exercises, Year-End Option Valuations, Option Repricing

a. Options Issued To Named Officers and Directors During 2004

	Date of	No. Options
	Grant	Granted	Price
David Edell	3/09/2004	25,000	$9.00
Ira W. Berman	3/09/2004	25,000	$9.00
Dunnan Edell	3/09/2004	15,000	$8.25
Drew Edell	3/09/2004	15,000	$8.25
John Bingman	3/09/2004	10,000	$8.25
Elias Ciudad	3/09/2004	10,000	$8.25

          b. There were no new options issued to named officers and directors during 2005, 2006 and 2007 other than 10,000 Stock Appreciation Rights issued to Jon Denis, Senior Executive Vice President of Sales. The Options were based on the price of the stock ($9.40 per share) on the date of grant, September 27, 2007. The Options will expire on September 25, 2012. The employee has the right to sell the Options back to the Company commencing 2 years from September 26, 2007 so long as he is still employed by the Company. The value of the Options shall be computed by the difference in the share price of the stock on the date of grant ($9.40) and the share price of the stock on the exercise date. The Option shall be exercisable to purchase the stock at the price of the stock on the date of exercise.

     The next table identifies 2007 fiscal-year option exercises by Named Officers and reports a valuation of their options.

Fiscal 2007 Aggregated Option Exercises
and November 30, 2007 Option Values

			Number of Shares	Value of
			Covered by	Unexercised
	Number of		Unexercised	In-the-Money
	Shares Acquired		Options at	Options at
	On Exercise	Value Realized (1)	Nov. 30, 2007	Nov. 30, 2007(2)
David Edell	0	0	25,000	$18,500
Ira Berman	0	0	25,000	$18,500
Dunnan Edell	55,000	$486,750	15,000	$22,350
Drew Edell	0	0	15,000	$22,350
John Bingman	0	0	10,000	$14,900
Elias Ciudad	0	0	10,000	$14,900
-----------------

(1)	Represents the difference between the market price and the respective exercise price of the options as of the exercise date. The market price at May 24, 2007 was $9.35.

(2)	Represents the difference between market price and the respective exercise prices of options as of December 1, 2007. The market price at December 1, 2007 was $9.74.

iii. Compensation of Directors

     Each outside director was paid $2,500 for teleconference board meetings and $5,000 per meeting for their physical attendance of board meetings in fiscal 2007. The full Board of Directors met four times in fiscal 2007. The outside directors are Robert Lage, Stanley Kreitman, Jack Polak and Seth Hamot. The following table summarizes the compensation received by the outside directors during fiscal 2007.

Directors	Fees Earned	All Other Compensation
Robert Lage	$ 75,000	$ 0
Stanley Kreitman	45,000	0
Jack Polak	42,500	0
Seth Hamot	7,500	0
Gio Batta Gori (former director)	35,000	0

Mr. Hamot became a director in July 2007. Robert Lage, as chairman of the audit committee, provided review services for which he received an additional $30,000, included in the amount of fees earned in the table above.

     In fiscal 2007, the outside directors, Kreitman, Gori (a former director), Polak and Lage, received an additional $25,000 for their services in connection with the proposed merger that was terminated when the private investor company was unable to raise the financing necessary for the closing. This additional compensation is included in the amount of fees earned in the table above.

     Officers of the Company, David Edell, Ira W. Berman and Dunnan Edell, do not receive any compensation as directors for attending meetings.

     iv. Executive Compensation Principles; Audit and Compensation Committees

     The Audit Committee is comprised solely of the independent directors, Messrs. Stanley Kreitman, Jack Polak, and Robert Lage. (See Proposal No. 1. Included therein, in the biographies of the persons proposed for election to the Board, are particular “Credentials” of Messrs. Kreitman, Polak and Lage.) Mr. Lage serves as Chairman of the Audit Committee. The Compensation Committee is comprised of Messrs. Stanley Kreitman, Jack Polak, Robert Lage and Seth Hamot. Mr. Kreitman serves as Chairman of the Compensation Committee.

     An Audit Committee Charter was adopted by the full Board of Directors in fiscal 2000, and a copy of it was appended to the Proxy Statement disseminated for and in respect of the Company’s 2001 Annual Meeting and was subsequently amended to conform to the current regulations. A copy of the Audit Committee Charter is included in this Proxy Statement.

     A Compensation Committee Charter was adopted by the full Board of Directors, and a copy of it is included in this Proxy Statement.

     Regarding fiscal 2007, the Audit Committee (a) reviewed and discussed the Company’s audited financial statements, with management; (b) received and discussed the information required to be discussed, pursuant to Auditing Standards and S.E.C. regulations, with the Company’s independent auditors; (c) received written disclosures, and the letter concerning same, from the independent auditors as required by S.E.C. regulations and described by Independence Standard Board Standards; (d) discussed the independence of the auditors, with the auditors; and (e) recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

v. Employment Contracts/Compensation Program

     The Company’s Executive Compensation Program, administered by the Compensation Committee is based on guiding principles designed to align executive compensation with Company values and objectives, business strategy, management initiatives, and financial performance, and has an established program to:

•     Reward executives for long-term strategic management and the enhancement of shareholder value.

•     Integrate compensation programs with both the Company’s annual and long-term strategic planning.

•     Support a performance-oriented environment that rewards performance not only with respect to Company goals, but also Company performance as compared to industry-performance levels.

     The total compensation program authorizes the Committee to issue either cash and/or equity based compensation. The Compensation Committee determines the level of salary and bonuses, if any of the corporate officers. The Committee determines the salary or salary range based upon competitive norms. Actual salary changes are based upon performance.

     On March 17, 1994, the Board of Directors approved l0-year employment contracts (herein below, the “Edell/Berman Contracts”) for David Edell and Ira W. Berman (with Mr. Edell and Mr. Berman abstaining). Pursuant thereto, each was provided a base salary of $300,000 in fiscal 1994, with a year-to-year CPI or 6% increase, plus 2.5% of the Company’s pre-tax income, less depreciation and amortization (the “2.5% measure”), plus 20% of the base salary, as bonus. The contract also provides that at the end term or upon retirement, Edell/Berman shall be retained as consultants for a consideration equal to 50% of the prior year’s salary and the bonus received for a five year period, and that they may receive an additional reimbursement for a complete physical examination and reimbursement of up to $5,000 of medical expenses for each employment or consulting period. The Company also pays for a life insurance policy owned by Edell/Berman, with a face value of $750,000 for each policy, as per their respective employment agreements. During fiscal 2007, the Company paid premiums totaling $55,483 for both policies. The employment of Edell/Berman provides that in the event of death within the employment and consulting periods, the Company is obligated for two successive years to pay the executive’s estate an amount equal to the annual base salary and bonus.

     In February 1999, the 2.5% measure in the bonus provisions of the Edell/Berman Contracts was amended so as to calculate it against earnings before income taxes, less depreciation, amortization, and expenditures for media and cooperative advertising in excess of $8,000,000.

     On May 24, 2001, the Edell/Berman Contracts were amended to increase their base annual salaries to that which was then in effect by $100,000 per annum, and to extend the terms through November 30, 2007, and on October 16, 2002, their contracts (otherwise unamended), were extended to December 31, 2010.

     David Edell’s sons, Dunnan Edell and Drew Edell have 5-year employment contracts that expire November 30, 2007, providing base annual salaries of $270,000 and $200,000, respectively. On July 1, 2003, Dunnan Edell’s salary was increased to $300,000, and on January 5, 2004, Drew Edell’s salary was increased to $225,000 and in 2005, it was increased to $250,000. On February 10, 2006, the employment contracts of Dunnan Edell, President and COO and Drew Edell, Executive Vice President were extended to December 1, 2010. On May 17, 2007, Dunnan Edell’s salary was increased to $350,000 effective December 1, 2006. Drew Edell’s salary was increased to $275,000 effective December 1, 2006. The May 17, 2007 salary increases were retroactive to December 1, 2006. The contracts for Dunnan Edell and Drew Edell were extended to November 30, 2012. On December 1, 2006, David Edell and Ira W. Berman received a contractual 6% increase of $44,249 each to their base salaries.

vi. Stock Option Plans

     Long-term incentives are provided through the issuance of stock options.

     The Company’s 1994 Stock Option Plan covered 1,000,000 shares of its Common Stock. (The 1994 Plan has expired; but there are 10,000 stock options issued and exercisable at $2.50 per share, under the 1994 Plan outstanding.

     On July 9, 2003, the Company’s 2003 Stock Option Plan was approved by the shareholders at the Company’s Annual Meeting. The Stock Option Plan covers 1,000,000 shares of the Company’s stock. 105,000 options were issued on March 9, 2004, 50,000 were exercisable at $9.00 per share: 25,000 each to David Edell and Ira W. Berman. The remaining 55,000 shares were exercisable at $8.25, of which 50,000 are outstanding as follows: 15,000 shares were issued each to Dunnan Edell and Drew Edell and 10,000 each to John Bingman and Elias Ciudad. On August 25, 2004, another 25,000 shares were issued to key employees exercisable at $7.50 per share, of which 16,000 shares are outstanding.

The 1994 and Amended and Restated 2003 Stock Option Plans provide:

(1)

for the granting of two types of options: “Incentive Stock Options” and “Nonqualified Stock Options”. The Incentive Stock Options (but not the Nonqualified Stock Options) are intended to qualify as “Incentive Stock Options” as defined in Section 422(a) of The Internal Revenue Code. The Plans are not qualified under Section 401(a) of the Code, nor subject to the provisions of the Employee Retirement Income Security Act of 1974.

(2)

For option grants to employees (including officers and directors who are also employees) and consultants of the Company (provided, however, that Incentive Stock Options may not be granted to any non-employee director or consultant).

Stock Option Plan Information
As of November 30, 2007

	(a)	(b)	(c)

Plan Category	No. of Securities to be	Weighted average	No. of securities
	issued upon exercise	exercise price of	remaining available
	of outstanding options	outstanding options	for future issuance
		warrants and rights	under equity
compensation plans
(excluding securities
reflected in column (a)

Stock Option Plan	126,000	$8.00	874,000
approved by security
holders in 2003 and
amended in 2004

2003 Stock Option Plan

The following is a brief description of certain important features of the Amended and Restated 2003 Stock Option Plan.

The amended plan allows the administrative committee additional incentives to keep personnel so that in the committee’s discretion, they can offer incentive stock options, nonqualified stock options restricted shares and/or stock appreciation rights.

Under the new regulations, the issuance of incentive stock options or nonqualified options required an immediate cost to the statement of operations of the value of the options issued. The restricted shares and stock appreciation rights do not require the expense upon issuance, but only upon the vesting of the restricted shares or the stock appreciation rights. Under the new regulations, a company must report the value of the ISOs or nonqualified stock options as expenses upon issuance in the period in which the options were issued. Under certain restricted provisions, the restricted shares and the stock appreciation rights, the committee has the right, in their discretion, to require certain performance standards before the vesting of either the restricted shares or the stock appreciation rights. The committee will provide the performance qualifications for the vesting and/or exercise which may include, but are not limited to, (a) revenue growth of the company, (b) earnings per share, (c) EBITDA, (d) term, (e) stock price appreciation, (f) cap on the number of shares to be issued, (g) term of vesting and the amount of shares that may be exercised in any one fiscal year. The Company has been advised that depending on the performance restricted issued required for the vesting and the exercise, (subject to IRS approval), the value of the issuance of the restricted shares and/or stock appreciation rights may not be determinable for the purposes of an expense to the Company’s statement of operations upon issuance.

     Effect of Issuance of Restricted Shares on Statement of Operations

In order to not create a stock option which may be charged against the statement of operations when issued, the restricted shares must require certain delineated performance standards so that the restricted shares cannot be qualified as having a definable accounting value. When all performance standards are met, the company will be required to report the value of restricted shares as an expense on the date of performance or on the date of vesting. However, there is no assurance that the decision of the committee will be accepted by accounting standards under the new regulations to defer the exact date of the values of the restricted shares or the stock appreciation rights must be taken on the company’s statement of operations.

     Effect of Issuance of Stock Appreciation Rights on Statement of Operations

Stock appreciation rights means a right granted to receive a payment in cash or in stock to the excess of the fair market value of the stock on the date of exercise over the purchase price of the stock on the date of the issuance of the stock on the date of grant. The dilution to the company on the date of issuance of the stock pursuant to the stock appreciation rights grants is to the extent that the excess of increase in the value of the stock is the value of the stock price times the number of units issued. That quotient determines the number of shares that the company must issue at the fair market value on the date of exercise. The dilution of the stock appreciation rights shares is substantially less to the company than the dilution on the issuance of shares pursuant ISOs and nonqualified stock options. However, there is no assurance that the decision of the committee will be adopted by accounting standards under the new regulations to defer the exact date of the values that the stock appreciation rights granted on the Company’s statement of operations.

     Federal Income Tax Consequences of the Long-Term Equity Compensation Plan

Incentive Stock Options. The grant of an option is not a taxable event for the grantee or the Company. With respect to “incentive stock options,” a grantee will not recognize taxable income upon grant to exercise of an incentive option, and any gain realized upon a disposition of shares received pursuant to the exercise of an incentive option on the exercise date over the option will be taxed as long term capital gain if the grantee holds the shares for at least two years after the date of grant and for one year after the date of exercise. However, the excess of the fair market value of the shares subject to an incentive option on the date of exercise over the option exercise price generally will be included in the grantee’s alternative minimum taxable income for the purposes of the alternative minimum tax. This excess increases the grantee’s basis in the shares for purposes of the alternative minimum tax but not for the purposes of the regular income tax. A grantee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of incentive options (e.g., for a year in which the shares are sold at a gain). The Company and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive option held for the requisite holding period. If the grantee fails to hold the shares for the requisite holding period, the exercise of the incentive option will have the same tax treatment as the exercise of a non-qualified option.

For the exercise of an incentive option to qualify for the foregoing tax treatment, the grantee generally must be an employee of the Company or a subsidiary from the date the option is granted through a date within three months before the date of exercise. There is no difference in the treatment for one who terminates employment prior to or after attaining normal retirement age. In the case of a grantee who is disabled, this three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period for shares received pursuant to the exercise of the option are waived.

Non-qualified Options. Upon exercising a non-qualifying option, a grantee generally will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of grant. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount, subject to applicable limitations on the deduction of amounts becoming vested as a result of a change of control. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualifying option, the grantee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date of the award (less the purchase price, if any), will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common Stock is subject to restrictions will be subject to withholding taxes. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Under Section 409A of the Internal Revenue Code, deferred compensation is subject to immediate taxation and a 20% excise tax unless the arrangement complies with Section 409A both by its terms and in operation.

Internal Revenue Service Notice 2005-1 provides that stock appreciation rights (“SARs”) will be subject to immediate taxation and an excise tax under Section 409A except for SARs of a public company that can only be exercised for stock. Although this guidance is preliminary, under the current state of the law, the grant of a SAR that could be exercised for cash will subject the recipient to tax on the value of the SAR as well as a 20% excise tax. Under the American Jobs Creation Act of 2004 deferred compensation is taxed if a SAR is exercised in exchange for cash but exempted from tax on deferred compensation if exercised for stock.

CCA Industries, Inc. Audit Committee Charter

Status

The Audit Committee is a committee of the Board of Directors.

Membership

The Audit Committee shall consist of three or more directors, all of whom, in the judgment of the Board of Directors, shall be independent in accordance with the American Stock Exchange listing standards. Each member shall, in the judgment of the Board of Directors, have the ability to read and understand the Company’s basic financial statements or shall, at the time of appointment, undertake training for that purpose. At least one member of the Audit Committee shall, in the judgment of the Board of Directors, be an audit committee financial expert in accordance with the rules and regulations of the Securities and Exchange Commission and at least one member (who may also serve as the audit committee financial expert) shall, in the judgment of the Board of Directors, have accounting or related financial management expertise in accordance with the American Stock Exchange listing standards.

Purpose

The Audit Committee shall represent and assist the Board of Directors with the oversight of (a) the integrity of the Company’s financial statements and internal controls, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence and (d) the performance of the Company’s independent auditor. Except, as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Responsibilities

1.

Select and retain (subject to approval by the Company’s stockholders), and terminate when appropriate, the independent auditor, set the independent auditor’s compensation, and pre-approve all audit services to be provided by the independent auditor.

2.

Pre-approve all permitted non-audit services to be performed by the independent auditor and establish policies and procedures for the engagement of the independent auditor to provide permitted not-audit services.

3.

Receive and review: (a) a report by the independent auditor describing the independent auditor’s internal quality-control procedures and any material issues raised by the most recent internal quality- control review or peer review of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditor.

4.

At least annually, consider the independence of the independent auditor, including whether the provision by the independent auditor of permitted non-audit services is compatible with independence, and obtain and review a report from the independent auditor describing all relationships between the auditor and the Company.

5.

Review the independent auditor: (a) the scope and results of the audit; (b) any problems or difficulties that the auditor encountered in the course of the auditor work, and management’s response; and (c) any questions, comments or suggestion the auditor may have relating to the internal controls, and accounting practices and procedures of the Company or its subsidiaries.

6.

Review with the independent auditor and management: (a) the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the independent auditor or management), accounting practices, and disclosure controls and procedures (and management’s reports thereon), of the

Company and its subsidiaries; and (b) current accounting trends and developments, and take such action with respect to thereto as may be deemed appropriate.

7.

Review with management and the independent auditor the annual and quarterly financial statements of the Company, including: (a) the Company’s disclosures under the “Management’s Discussion and Analysis of the Financial Condition and Results of Operations,” (b) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission; and (c) the terms required by the Statement of Auditing Standards 61 as in effect at that time in the case of the annual statements, and Statement of Auditing Standards 71 as in effect in the case of the quarterly statements.

8.	Recommend to the Board of Directors, based on the review described in paragraphs 4 and 7 above, whether the financial statements should be included in the annual report on Form 10-K.

9.	Review earnings press releases, as well as Company policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies.

10.

Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company and major legislative and regulatory developments which could materially impact the Company’s contingent liabilities and risks.

11.

Review: (a) the status of compliance with laws, regulations, and internal procedures, and (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and third parties as determined by the Audit Committee.

12.	Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal controls and auditing matters.

13.	Establish policies for the hiring of employees and former employees of the independent auditor.

14.	Obtain the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Audit Committee.

15.	Conduct an annual performance evaluation of the Audit Committee and annually evaluate the adequacy of its charter.

Meetings

The Audit Committee shall meet as such other times as it deems necessary to fulfill its responsibilities. The Audit Committee shall periodically meet separately, in executive session, with management and the independent auditor. The Audit Committee shall report regularly to the Board of Directors with respect to its activities and make recommendations to the Board of Directors as appropriate.

CCA Industries, Inc. Compensation Committee Charter

I. PURPOSE

The purpose of the Compensation Committee of CCA Industries, Inc. (“CCA”) is as follows:

(a)To review and determine recommendations of compensation levels and benefits, including salaries, bonuses, share based incentive plans, and other benefits, with respect to CCA’s executive officers, and any other employee whose compensation is in excess of $250,000 per annum, other than those officers whose compensation level and benefits are pursuant to employment agreements approved by the Board of Directors of CCA.

(b)Recommendations as to compensation levels and benefits are to be made by the Chief Executive Officer of CCA to the Compensation Committee.

(c)The executive officers subject to review and determination by the Compensation Committee include CCA’s President, Chief Financial Officer and Executive Vice President of Research and Development, and the Chief Executive Officer and Chairman of the Board (only if they are not subject to an employment agreement as approved by CCA’s Board of Directors).

(d)To take such other actions within the scope of this charter (this “Charter”) as the Compensation Committee deems necessary or appropriate.

II. COMPOSITION

The Compensation Committee shall be comprised of two or more directors. All members of the Committee will be “independent” as that term is used in Section 10A(m)(3) of the Exchange Act. The members of the Compensation Committee shall be appointed by CCA’s Board of Directors and will serve at the pleasure of the Board.

III. MEETINGS

The Compensation Committee will hold at least one regular meeting each year, and such special meetings as circumstances may dictate. Meetings may be called by the Chair of the Compensation Committee or by a majority of the Compensation Committee members. The presence in person or by telephone of a majority of the members of the Compensation Committee will constitute a quorum. Action taken by written consent in lieu of a meeting is acceptable. Minutes of the Compensation Committee meetings shall be kept, with a copy sent to the Secretary of the Corporation. The decisions of the Compensation Committee shall be reported to CCA’s Board of Directors.

IV. RESPONSIBILITIES AND DUTIES

The following shall be the principal responsibilities and duties of the Compensation Committee, which are set forth as a guide with the understanding that the Board of Directors may amend them as appropriate:

(a)Overall Policy. The Compensation Committee shall conduct a periodic review of the goals and objectives of the executive officers covered by this policy, and to determine compensation levels and benefits as recommended by the Chief Executive Officer.

(b)Equity-Based Compensation. The Compensation Committee shall conduct a periodic review of CCA’s equity based compensation plans and to determine any awards based upon the recommendation of the Chief Executive Officer.

(c)Additional Activities. The Compensation Committee shall perform such additional activities as the Board of Directors may assign it from time to time, such activities being consistent with the Compensation Committee Charter.

(d)Records Access. The Compensation Committee shall have access to any relevant records of CCA in order to carry out its responsibilities and duties.

          vii. Performance Graph

     Set forth below is a line graph comparing cumulative total shareholder return on the Company's Common Stock, with the cumulative total return of companies in the NASDAQ Stock Market (U.S.) and the cumulative total return of Dow Jones's Cosmetics/Personal Care Index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among CCA Industries, Inc., The Dow Jones US Index
And The Dow Jones US Personal Products Index

* $100 invested on 11/30/02 in stock or index-including reinvestment of dividends. Fiscal year ending November 30.

	Cumulative Total Return
	11/02	11/03	11/04	11/05	11/06	11/07

CCA Industries, Inc.	$100.00	$444.49	$674.98	$515.55	$744.50	$640.74
Dow Jones US	$100.00	$117.68	$133.28	$146.61	$167.75	$181.01
Dow Jones US Personal Products	$100.00	$115.20	$129.14	$142.49	$170.87	$203.93

E. The Board of Directors and Standing Committees

     The Company’s Board of Directors has a nominating committee consisting of Stanley Kreitman, Robert Lage and Jack Polak. It’s Audit Committee members are Messrs. Stanley Kreitman, Jack Polak, and Robert Lage. It’s Compensation Committee members are Messrs. Stanley Kreitman, Jack Polak, Robert Lage and Seth Hamot. Messrs. Stanley Kreitman, Jack Polak, Seth Hamot and Robert Lage are the only independent directors on the Board of Directors. The Nominating Committee recommended Messrs. Seth Hamot, Dunnan Edell and Robert Lage as nominees to be elected as directors representing the common stock shareholders.

     All of the Company’s directors were present at the last annual meeting.

F. Related Directors And/Or Officers

     David Edell is the Company’s Chief Executive Officer. He is also a director. Dunnan Edell and Drew Edell are his sons. Dunnan Edell is President and COO of the Company and a director. Drew Edell is the Executive Vice-President of Research and Development.

G. Audit Fees

     KGS LLP served as the Company’s independent auditors for 2007. The services performed by KGS LLP in this capacity included conducting an audit in accordance with generally accepted auditing standards, and expressing an opinion on, the Company’s consolidated financial statements.

     KGS LLP fees for professional services rendered in connection with (a) the audit and review of Forms 10-K and all other S.E.C. regulatory filings were $251,363 for the 2007 fiscal year, (b) Federal and State tax return preparation and other tax matters during fiscal 2007 were $48,847, (c) audit related fees during fiscal 2007 were $98,015, and (d) Other miscellaneous services during fiscal 2007 were $300.

     The Audit Committee considered all fees paid to KGS LLP in recent years, and in the 2007 fiscal year, and concluded that no fee-issue threatens their ‘independence.’

H. Revocability of Proxies

     Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time before its exercise. Thus, it may be revoked prior to its exercise by the filing of an instrument of revocation, or a duly executed proxy bearing a later date, with the Secretary of the Company at the Company’s principal executive office. A proxy holder can also revoke a filed proxy by attending the meeting and voting in person.

I. Solicitation of Proxies

     It is estimated that the costs associated with proxy solicitation will be approximately $15,000. The Company will bear the entire cost of solicitation, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy, and any additional material furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others, for forwarding of such material to beneficial owners. The Company may reimburse such persons their forwarding costs. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for any such services.

J. Shareholder Proposals for the Year 2009

     Proposals of shareholders that are intended to be presented at the Company’s 2009 Annual Meeting of Shareholders must be received by the Company no later than February 15, 2009 in order to be included in the Company’s proxy materials relating to that meeting.

II. MANAGEMENT PROPOSALS
PROPOSAL NO. 1
NOMINATION AND ELECTION OF DIRECTORS

     All seven seats on the Company’s Board of Directors are subject to one - year terms and annual election. Four are subject to election by holders of Class A Common Stock and three by holders of Common Stock. Each director holds office until the next Annual Meeting of Shareholders and until a successor is elected and has qualified, or until death, resignation or removal.

     The four nominees proposed for election by the holders of the Company’s Class A Common Stock (David Edell, Ira Berman, Jack Polak and Stanley Kreitman) already serve as directors. The three proposed for election by the holders of Common Stock, (Dunnan Edell, Seth Hamot and Robert Lage) were recommended by the nominating committee of the current board of directors. The new regulations require that the board of directors be constituted by a majority of independent directors. The independent directors are Stanley Kreitman, Robert Lage, Jack Polak and Seth Hamot.

     Set forth below is information regarding all nominees, including information they have furnished concerning their principal occupations and certain other directorships, and their ages as of May 1, 2008. (The stock ownership of each of the nominees is presented above, under “Share Ownership of Directors, Officers and 5% Owners.”)

          a. Class A Common Stock Nominees

     (No vote or proxy is solicited in respect of the Class A nominees, since two of them - Messrs. Ira W. Berman and David Edell - own all of the Class A Common Stock shares, and they have jointly proposed themselves, Mr. Polak and Mr. Kreitman, for re-election.)

     David Edell, age 76, is a director, and the Company’s Chief Executive Officer. Prior to his association with the Company he was a marketing and financial consultant; and, by 1983, he had extensive experience in the health and beauty aids field as an executive director and/or officer of Hazel Bishop, Lanolin Plus and Vitamin Corporation of America. In 1954, David Edell received a Bachelor of Arts degree from Syracuse University.

     Ira W. Berman, age 76, is the Company’s Executive Vice President and Corporate Secretary. He is also Chairman of the Board of Directors. Mr. Berman is an attorney who has been engaged in the practice of law since 1955. He received a Bachelor of Arts Degree (1953) and Bachelor of Laws Degree (1955) from Cornell University, and is a member of the American Bar Association.

     Jack Polak, age 95, has been a private investment consultant since April 1982. In 1992, he was knighted by Queen Beatrix of the Netherlands for his efforts on behalf of the Anne Frank Center, USA, for which he still actively works, and is Chairman Emeritus, and holds a tax certification in The Netherlands. He was a director and member of the Audit and Compensation Committee of K.T.I. Industries, Inc., from February 1995 until 1999, when K.T.I., a waste-to-energy business was ‘taken over’ by Casella Industries. From 2000 until 2002, he was a director of Oakhurst Industries, a public company that owns an automotive accessories distributor, a waste-to-energy tire facility, and a road construction company.

     Stanley Kreitman, age 75, has been Vice Chairman of the Board of Manhattan Associates, an equity investment firm, since 1994. He is also a director of Medallion Financial Corp., an SBIC. Mr. Kreitman has been Chairman of the Board of Trustees of the New York Institute of Technology since 1989, and of Crime Stoppers Nassau County (NY), since 1994. Since February 1999 and June 1999, respectively, he has been a member of the Board of Directors of K.S.W. Corp. and P.M.C.C. Mortgage Corp. He is also a director and/or executive committee member of the following organizations: The New York City Board of Corrections, Bank Hapdalim USA (Signature Bank), The New York College of Osteopathic Medicine, and the Police Athletic League. From 1975 until 1993, he was President of United States Banknote Corporation, a securities printer.

     b. Common Stock Nominees

           The nominating committee, consisting of the independent directors, Stanley Kreitman and Jack Polak, proposed and endorsed the three nominees to be voted on as directors for the Common Stock shareholders. The nominees are Dunnan Edell, Robert Lage and Seth Hamot, the managing partner of Costa Brava partnership III, L.P., a private investment fund.

     Dunnan Edell, age 52, President and COO, is the son of David Edell and the brother of Drew Edell. He is a graduate of George Washington University. He has been a director since 1994. Appointed to President in 2003, he joined the Company in 1984 and was appointed Divisional Vice-President in 1986. He was employed by Alleghany Pharmacal Corporation from 1982 to 1984 and by Hazel Bishop from 1977 to 1981.

     Robert A. Lage, age 71, a retired CPA, was a partner at Price Waterhouse Coopers Management Consulting Service prior to his retirement in 1997. He has been engaged in the practice of public accounting and management consulting since 1959. He received a BBA from Bernard Baruch College of The City University of New York in 1958.

     Seth Hamot, age 46, is a graduate of Princeton University with a degree in Economics. Since 1997, Mr. Hamot has been the Managing Member of Roark, Rearden & Hamot Capital Management, LLC (“RRHCM”) and the owner of its corporate predecessor, Roark, Rearden & Hamot, Inc. RRHCM is the investment manager to Costa Brava partnership III L.P. (“Costa Brava”), a private investment fund that owns 574,300 common shares of the Company. Mr. Hamot is also President of Roark, Rearden & Hamot Capital Management, LLC, the general partner of Costa Brava. Prior to 1997, Mr. Hamot was one of the partners of the Actionvest entities. Mr. Hamot is currently a director of Bradley Pharmaceuticals, Inc. and serves as a member of the company’s audit committee.

Audit, Compensation and Nominating Committee Credentials

     Stanley Kreitman, former president of a national bank, is deemed by the board of directors, a “financial expert” as the same is proposed by the S.E.C. in its Release No. 34 – 46701 (October 22, 2002). Mr. Kreitman is “independent” as defined by Section 121(A) of The American Stock Exchange’s Listing Standards and, thus, S.E.C. Rules. (In fact, the subject definitions detail relationships etc. that ‘define’ non-independence. No issue ‘thereunder’ is ‘presented’ by Mr. Kreitman —or, see below, by Mr. Polak, or Mr. Lage).

     In any event, Mr. Kreitman qualifies ‘under’ existing AMEX/Audit Committee/financial ‘sophistication’ rules as ‘having past employment experience or background which results in financial sophistication…’–as do Messers. Polak and Lage (as next presented).

     Jack Polak is a certified Dutch tax consultant and a member of the Association of Certified Tax Accountants. As shown above he is both “independent” and AMEX-qualified as financially sophisticated.

     Robert A. Lage, as shown above, is both “independent” and AMEX-qualified as financially sophisticated.

     Seth Hamot, recommended as a nominee by the independent nominating committee is deemed “independent” as that term is defined by the American Stock Exchange Standards and the S.E.C. rules. Mr. Hamot is the investment manager to Costa Brava Partnership III L.P. (“Costa Brava”), an investment fund that owns 574,300 shares of the Company’s common stock.

The Board of Directors unanimously recommends a vote in favor of each of the Common Stock nominees as proposed in this Proposal No. 1. A majority of the Common Stock vote is required for approval.

PROPOSAL NO. 2

APPROVAL OF APPOINTMENT OF AUDITORS

     The Board of Directors, at the recommendation of the audit committee, has appointed the firm of KGS LLP, independent certified public accountants (the “Auditors”), to audit the accounts and certify the financial statements of the Company for the fiscal year ending November 30, 2008. The appointment shall continue at the pleasure of the audit committee and the Board of Directors, subject to approval by the shareholders. The Auditors have acted as the Company’s auditors since the Company’s inception in 1983.

     The Board of Directors expects that one or more representatives of the Auditors will be present at the meeting. The Auditors will then be given the opportunity to make a statement, and will be available to respond to appropriate questions.

     The Board of Directors unanimously recommends a vote in favor of Proposal No. 2. A majority of the aggregated Class A Common Stock and Common Stock vote is required for approval.

I.           OTHER MATTERS

     The Board of Directors knows of no other matters to be presented, but if any other matters properly come before the Annual Meeting, it is intended that the persons holding proxies will vote thereon in accordance with their best judgments.

     When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted as indicated thereon or, if no direction is indicated, in accordance with the recommendations of the Board of Directors.

II.           CERTAIN REPORTS

     Based upon the reports furnished to the Company, all reports required to be filed during or concerning the Company’s 2007 fiscal year, by officers, directors and principal shareholders, pursuant to Section 16 of the Securities Exchange Act of 1934 (Form 3, Initial Statement of Beneficial Ownership; Form 4, Statement of Changes of Beneficial Ownership; and Form 5, Annual Statement of Beneficial Ownership), were timely filed with the Securities and Exchange Commission.

By Order of the Board of Directors

/s/ Ira W. Berman

Ira W. Berman,
Chairman of the Board of Directors

East Rutherford, New Jersey
May 15, 2008

CCA INDUSTRIES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned, revoking all prior proxies, hereby appoints David Edell and Ira W. Berman, and each of them, proxies and attorneys in fact, with power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of CCA INDUSTRIES, INC., to be held in the boardroom of the American Stock Exchange, 86 Trinity Place, New York, NY, on June 25, 2008 at 2 p.m., and to vote as directed on the reverse side upon the proposals, and in their discretion upon such other business as may properly come before the meeting or any adjournment thereof (all as more fully set forth in the Notice of Meetng and Proxy Statement, receipt of which is hereby ackowledged).

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, IT WILL BE VOTED “FOR” THE ELECTION OF ROBERT LAGE, DUNNAN EDELL AND SETH HAMOT AS DIRECTORS, AND “FOR” THE APPOINTMENT OF KGS LLP.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

CCA INDUSTRIES, INC.

June 25, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

$ Please detach along perforated line and mail in the envelope provided. $

20330000000000000000	9	062508

THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE FOR ALL PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.   To elect directors to serve on the Board of Directors for the ensuing year.

NOMINEES:
☐	FOR ALL NOMINEES	O Robert Lage
O Dunnan Edell
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Seth Hamot

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of KGS LLP ("KGS"), as the Company's independent certified public accountants for the fiscal year ending November 30, 2008.	☐	☐	☐

To grant the proxy the power to vote in his discretion upon such other matters as may properly come before the Meeting or any adjournment thereof.

This proxy will be voted as directed. Unless otherwise directed, this Proxy will be voted for all proposals.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR VOTE WILL BE COUNTED.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.